                                     Guaranteed Minimum Withdrawal Benefit Rider

THIS RIDER IS EFFECTIVE ON THE RIDER DATE SHOWN IN THE ATTACHED GUARANTEED MINIMUM WITHDRAWAL BENEFIT SPECIFICATIONS. ELECTION OF THIS RIDER IS IRREVOCABLE AND IT MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISION BELOW. EXCEPT WHERE THIS RIDER PROVIDES OTHERWISE, IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT TO WHICH IT IS ATTACHED, INCLUDING APPLICABLE QUALIFIED PLAN PROVISIONS ADDED BY ENDORSEMENT.

This Rider provides an annual amount that is guaranteed to be available for withdrawal each Contract Year after the Lifetime Income Date (defined below) and continuing during the life of the Covered Person (defined below). This annual amount is referred to as the Lifetime Income Amount (LIA) and it is described in the "Calculation of Lifetime Income Amount (LIA)" provision. The LIA is guaranteed to be available, even if the Contract Value is less than the LIA, provided the terms and conditions of this Rider are satisfied.

DEFINITIONS

The following definitions are applicable to this Rider only:

BENEFIT BASE                              The amount used for purposes of
                                          calculating the Lifetime Income Amount
                                          under this Rider. THE BENEFIT BASE
                                          CANNOT BE WITHDRAWN IN A LUMP SUM OR
                                          PAID AS A DEATH BENEFIT. THE BENEFIT
                                          BASE WILL NOT EXCEED THE MAXIMUM
                                          BENEFIT BASE SHOWN IN THE GUARANTEED
                                          MINIMUM WITHDRAWAL BENEFIT
                                          SPECIFICATIONS.

COVERED PERSON                            The person named in the Guaranteed
                                          Minimum Withdrawal Benefit
                                          Specifications whose life is used to
                                          determine the duration of the LIA
                                          payments. If the named Covered Person
                                          is deceased or is no longer the
                                          Annuitant of the Contract, the Rider
                                          will terminate.

DESIGNATED INVESTMENT OPTION              An Investment Option to and from which
                                          a portion of your Contract Value may
                                          be transferred as part of our
                                          Portfolio Stabilization Process.

EXCESS WITHDRAWAL AMOUNT                  The portion of the withdrawal that
                                          causes the total Withdrawal Amounts
                                          during a Contract Year to exceed the
                                          LIA. In addition, the total amount of
                                          any withdrawal taken after total
                                          Withdrawal Amounts during a Contract
                                          Year exceed the LIA is an Excess
                                          Withdrawal Amount. EXCESS WITHDRAWALS
                                          MAY REDUCE FUTURE BENEFITS BY MORE
                                          THAN THE EXCESS WITHDRAWAL AMOUNT.

LIFETIME INCOME AMOUNT (LIA)              The amount that is guaranteed to be
                                          available each Contract Year for
                                          withdrawal, during the life of the
                                          Covered Person, while this Rider is in
                                          effect. The LIA reduces to zero upon
                                          the death of the Covered Person or
                                          upon a change in Annuitant that
                                          removes the Covered Person from the
                                          Contract as an Annuitant.

LIFETIME INCOME DATE                      The earliest date on which the initial
                                          LIA is calculated. This date is shown
                                          in the Guaranteed Minimum Withdrawal
                                          Benefit Specifications.


ICC11-BR001Q.11                         1                                 Nation


PORTFOLIO STABILIZATION PROCESS           A non-discretionary, systematic
                                          mathematical process we use each
                                          Business Day to determine the amount,
                                          if any, that we will reallocate
                                          between your elected Investment
                                          Options and the Designated Investment
                                          Option.

QUALIFYING DESIGNATED INVESTMENT OPTION   An Investment Option that will be
                                          counted toward satisfying the Target
                                          Designated Investment Option
                                          Allocation of our Portfolio
                                          Stabilization Process.

WITHDRAWAL AMOUNT                         The amount deducted from your Contract
                                          Value when you take a withdrawal as
                                          defined in your Contract.

EFFECT OF THIS BENEFIT ON THE CONTRACT

While this Rider is in effect your entire Contract Value must be allocated to the Investment Options we make available with this Rider. By electing to purchase this Rider, you thereby are giving us instructions and authority to make automatic transfers of a portion of your Contract Value to and from the Investment Options you elect and a Designated Investment Option as described in the "Portfolio Stabilization Process" provision of the Investment Options section of this Rider.

You also instruct and authorize us to deem any request to take a partial withdrawal of Contract value while this Rider is in effect as a request to take the Withdrawal Amount on a pro-rata basis from each Investment Option in effect at the time of the withdrawal. All withdrawals under this Rider will reduce your Contract Value on a dollar-for-dollar basis. Withdrawals in any Contract Year that are less than or equal to the Lifetime Income Amount will not be subject to Withdrawal Charges. .The Death Benefit provided by the Contract is also reduced by withdrawals under this Rider. Withdrawals will reduce the Death Benefit as described in the Contract or in any applicable Death Benefit rider.

This Rider includes limits on Additional Payments that are in addition to any Payment Limits described in your Contract.

CALCULATION OF BENEFIT BASE

If this Rider is issued on the Contract Date, the initial Benefit Base equals the amount of your initial Payment(s) to the Contract.

If we issue this Rider to you after the Contract Date but prior to the first Contract Anniversary, then we will calculate the Benefit Base as if this Rider had been issued on the Contract Date.

If we issue this Rider to you on or after the first Contract Anniversary then the initial Benefit Base equals the Contract Value on the Rider Date.

The Benefit Base may increase as a result of Additional Payments, Credits, or Step-Ups and may decrease as a result of Withdrawals as described below. In no event will the Benefit Base exceed the Maximum Benefit Base, shown in the Guaranteed Minimum Withdrawal Benefit Specifications.

ADDITIONAL PAYMENTS

No Additional Payment will be accepted, without our prior approval, on or after the later of the first Contract Anniversary following the Rider Date or the Contract Anniversary after the Covered Person's age 65 that either:

     (a) exceeds the Additional Payment Limit, shown in the Guaranteed Minimum Withdrawal Benefit Specifications; or

     (b) causes the total of all Additional Payments received since the first Contract Anniversary following the Rider Date to exceed such Additional Payment Limit.


ICC11-BR001Q.11                         2                                 Nation

In addition to the above restrictions, no Additional Payments will be accepted after the Maximum Additional Payment Age shown in the Guaranteed Minimum Withdrawal Benefit Specifications. These limits on Additional Payments are in addition to any Payment limitations described in your Contract.

Each time an Additional Payment is received prior to the Lifetime Income Date, the Benefit Base will increase by the amount of that Additional Payment. After the Lifetime Income Date, an increase to the Benefit Base due to an Additional Payment is determined as follows:

     (a) If there have been no Additional Payments, Step-Ups or decreases in Benefit Base since the Lifetime Income Date, then all Withdrawal Amounts since the Lifetime Income Date will be deducted from the Additional Payment. Any Additional Payment remaining after that deduction will be applied to the Benefit Base.

     (b) If the Benefit Base has been adjusted due to Additional Payments, Step-Ups or withdrawals, then the current Additional Payment will be reduced by any Withdrawal Amounts less the amount of any Additional Payments that have not adjusted the Benefit Base. The Withdrawal Amounts and Additional Payments that have not adjusted the Benefit Base are determined beginning with the most recent (i) increase in Benefit Base by an Additional Payment, or (ii) Step-Up, or (iii) decrease due to a withdrawal. Any amount of the current Additional Payment remaining after the reduction will be applied to the Benefit Base.

CREDIT

For each Contract Year during the Credit Period that you do not make a withdrawal, we will add a Credit to the Benefit Base. The Credit is equal to the applicable Credit Percentage for that Contract Year, as shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by:

     (a) total Payments applied to the Benefit Base, if this Rider is issued on the Contract Date, or

     (b) the initial Benefit Base, increased by the Payments applied to the Benefit Base (as described in the "Additional Payments" provision in this section) since the Rider Date, if this Rider is added after the Contract Date.

If the Benefit Base was previously Stepped-Up (as described below in the "Step-Up" provision) and/or decreased (as described below in the "Effect of Withdrawals" provisions), then the Credit will equal the applicable Credit Percentage multiplied by the Benefit Base immediately after the latest Step-Up or decrease, increased by any Payments applied to the Benefit Base since such latest Step-Up or decrease. The Credit will not increase after a reduction in the Benefit Base and will not decrease after a Step-Up.

The Credit will be added to the Benefit Base on the immediately-following Contract Anniversary, prior to the calculation of any Step-Up.

STEP-UP

If the Contract Value on any Step-Up Date is greater than the Benefit Base on that date, the Benefit Base will automatically Step-Up to an amount equal to the Contract Value on that Step-Up Date.

EFFECT OF WITHDRAWALS PRIOR TO THE LIFETIME INCOME DATE

Any withdrawal prior to the Lifetime Income Date will decrease the Benefit Base in the same proportion as the Withdrawal Amount divided by the Contract Value prior to the withdrawal.

EFFECT OF WITHDRAWALS ON OR AFTER THE LIFETIME INCOME DATE

We will not reduce the Benefit Base as the result of a withdrawal on or after the Lifetime Income Date provided total Withdrawal Amounts during the Contract Year are less than or equal to the LIA. If a withdrawal causes the total Withdrawal Amounts during a Contract Year to exceed the LIA or if total Withdrawal Amounts already exceed the LIA, we will reduce the Benefit Base in the same proportion as the Excess Withdrawal Amount divided by the Contract Value prior to deduction of the Excess Withdrawal Amount.

We will not reduce the Benefit Base as a result of a withdrawal on or after the Lifetime Income Date if all withdrawals during the Contract Year are Life Expectancy Distributions elected under an automatic distribution


ICC11-BR001Q.11                         3                                 Nation
program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract Year. (See the "Life Expectancy Distributions" provision.)

CALCULATION OF LIFETIME INCOME AMOUNT (LIA)

The LIA is available beginning on the Lifetime Income Date. The initial LIA is established on the date of the first withdrawal on or after the Lifetime Income Date and is equal to (a) multiplied by (b) where:

     (a) is the applicable Lifetime Income Percentage listed in the Guaranteed Minimum Withdrawal Benefit Specifications; and

     (b) is the Benefit Base (see "Calculation of Benefit Base" provision above).

The applicable Lifetime Income Percentage is based on the Covered Person's age during the Contract Year of the first withdrawal after the Lifetime Income Date.

Each time the Benefit Base is changed after the LIA is established, the LIA will be re-determined as the Lifetime Income Percentage multiplied by the new Benefit Base.

We do not increase future Lifetime Income Amounts to reflect any portion of the LIA that is not withdrawn in any Contract Year.

LIFE EXPECTANCY DISTRIBUTIONS

For purposes of this Rider, Life Expectancy Distributions are distributions within a calendar year that:

     (a) are part of a series of substantially equal periodic payments over the Owner's Life Expectancy (or, if applicable, the joint Life Expectancy of the Owner and the Owner's spouse); and

     (b)  are paid to the Owner:

          (i)  pursuant to Internal Revenue Code ("Code") Section
               72(t)(2)(A)(iv); or

          (ii) as required or contemplated by Code Section 401(a)(9), Section 403(b)(10), Section 408(a)(6), Section 408(b)(3), or Section
               408A(c)(5), as the case may be ("Qualified Death Benefit Stretch Distributions" and "Required Minimum Distributions"); and

     (c) are the Contract's proportional share of all such distributions as determined by the Company and based on the Company's understanding of the Code.

For purposes of this "Life Expectancy Distributions" provision, references to Owner also include the Beneficiary, as applicable.

We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE


When the Rider enters its Settlement Phase, the Contract will continue but all other rights and benefits under the Contract, including death benefits, will terminate and Additional Payments will not be accepted. The Rider Fee will not be deducted during the Rider's Settlement Phase.

The Rider will enter its Settlement Phase if the Contract Value is less than or equal to the greater of:

     (a)  the LIA, , or

     (b) the Settlement Limit listed in the Guaranteed Minimum Withdrawal Benefit Specifications.

You will automatically receive settlement payments during the life of the Covered Person. Settlement payments will be paid monthly unless you elect another frequency and total payments during a Contract Year will equal the LIA. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. If the monthly settlement payment would be less than $20, we may make a lump sum payment of the commuted value of the settlement payments. The commuted value of the settlement payments will be calculated on the same basis as the rates for Annuity Payments guaranteed by your Contract.


ICC11-BR001Q.11                         4                                 Nation

If the Covered Person dies during the Settlement Phase, then this Rider terminates and no additional settlement payments will be paid.

There is no Settlement Phase if you take any withdrawal before the Lifetime Income Date and the Contract Value declines to zero during the Contract Year of the withdrawal.

EFFECT OF PAYMENT OF DEATH BENEFIT

If the Contract's Death Benefit is paid while this Rider is in effect, and if the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract, the following will determine whether this Rider continues or terminates:

     (a) If the deceased Owner (Annuitant if the Owner is not an individual) was the Covered Person, the Rider will terminate.

     (b) If the deceased Owner (Annuitant if the Owner is not an individual) is not the Covered Person and the Covered Person remains the Annuitant on the Contract, the Rider will continue. In such instance, anniversaries of the date the Death Benefit was determined will be used instead of the original Contract Anniversary Dates to compare total Withdrawal Amounts to the LIA.

If the Rider continues, under b) above, the Rider Fee will continue (See the "Rider Fee" provision). If the Rider continues, the Benefit Base will automatically Step-Up if the Death Benefit on the date the Death Benefit was determined was greater than the Benefit Base on that date. (See the "Calculation of Benefit Base - Step-Up" provision.)

The Beneficiary is eligible for any remaining Credits and any Step-Ups. However, any such remaining Credits will be calculated and applied on future anniversaries of the date the Death Benefit was determined instead of the original Contract Anniversary Dates. Remaining eligible Step-Up Dates will also be measured beginning from the date the Death Benefit was determined. The latest Step-Up Date, shown in the Guaranteed Minimum Withdrawal Benefit Specifications, as measured beginning from the Rider Date, is still applicable. When Withdrawals deplete the Contract Value to zero, if the Benefit Base is still greater than zero, then the Rider enters its Settlement Phase. (See the "Settlement Phase" provision above.)

RIDER FEE

To compensate us for assuming risks associated with this Rider, we charge an annual Rider Fee. The Rider Fee is deducted on each Contract Anniversary. The Rider Fee is withdrawn from each Investment Option in the same proportion that the value of Investment Accounts of each Investment Option bears to the Contract Value. The amount of the Rider Fee is equal to the Rider Fee Percentage, shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by the "Adjusted Benefit Base." The Adjusted Benefit Base is the Benefit Base that was available on the prior Contract Anniversary adjusted for any Additional Payments applied to the Benefit Base during the Contract Year prior to the current Contract Anniversary.

If a Withdrawal is taken on any date other than the Contract Anniversary and such Withdrawal reduces the Contract Value to zero, we will deduct a pro rata share of the Rider Fee from the amount otherwise payable. In the case of such a total Withdrawal, a pro rata share of the Rider Fee is equal to the Rider Fee Percentage, shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by the Adjusted Benefit Base, defined above, and then multiplied by the number of days that have elapsed since the previous Contract Anniversary and divided by 365. For purposes of determining the Rider Fee, a total Withdrawal will be deemed to have been taken on the date the Death Benefit is determined and once an Annuity Option has been elected. The Rider Fee will not be deducted during the Rider's Settlement Phase. The Rider Fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

If the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract and the Rider continues, for purposes of this "Rider Fee" provision, the anniversaries of the date the Death Benefit was determined will be considered to be the Contract Anniversaries.


ICC11-BR001Q.11                         5                                 Nation

The initial Rider Fee Percentage is shown in the Guaranteed Minimum Withdrawal Benefit Specifications. We reserve the right to change the Rider Fee Percentage upon written notice. We will not change the initial Rider Fee Percentage or any subsequently declared Rider Fee Percentage for the duration of the Rider Fee Guarantee Period shown in the Guaranteed Minimum Withdrawal Benefit Specifications. Any change in the Rider Fee Percentage will be based on our expectations as to future mortality, investment, expense, and persistency experience or regulatory requirements. The Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage shown in the Guaranteed Minimum Withdrawal Benefit Specifications.

INVESTMENT OPTIONS

GENERAL

The Investment Options available as of the Rider Date under Contracts issued with this Rider are shown on the Contract's Specifications Pages.

You may allocate to one or a combination of the Available Investment Options. The percentages you initially allocated to the Investment Options are shown on the Contract's Specifications Page. You may transfer among the Investment Options, then available, on any date, subject to the Portfolio Stabilization Process provision below.

PORTFOLIO STABILIZATION PROCESS

Each Business Day, we will apply the formula described in the attached Guaranteed Minimum Withdrawal Benefit Specifications to determine if a portion of your Contract Value will be transferred to or from the Designated Investment Option. The formula determines a Target Designated Investment Option Allocation. If the portion of your Contract Value allocated to the Designated Investment Option and any Qualifying Designated Investment Options is less than the Target Designated Investment Option Allocation, we will transfer a portion of your Contract Value to the Designated Investment Option. The transfer amount will be the amount required to increase the total allocation in the Designated Investment Option and any Qualifying Designated Investment Options to the Target Designated Investment Option Allocation. The transferred amount will be transferred from Investment Options, excluding the Designated Formula Investment Option and Qualifying Investment Option(s), in proportion to the Contract Value allocated to those Investment Options.

If the portion of your Contract Value allocated to the Designated Investment Option and Qualifying Designated Investment Option(s) exceeds the Target Designated Investment Option Allocation and a portion of the Contract Value is allocated to the Designated Investment Option, we will transfer a portion of your Contract Value from the Designated Investment Option. The transfer amount will be the amount required to decrease the total allocation in the Designated Investment Option and Qualifying Investment Option(s) to the Target Designated Investment Option Allocation or the total amount allocated to the Designated Formula Investment Option, if less. This amount will be allocated to the remaining Investment Options in proportion to the Contract Value allocated to those remaining Investment Options.

You may transfer Contract Value to or from the Qualifying Designated Investment Option(s), but may not transfer Contract Value to or from the Designated Investment Option. We may transfer Contract Value to or from the Designated Investment Option through the Portfolio Stabilization Process. We will not transfer amounts to or from the Qualifying Designated Investment Option(s) through the Portfolio Stabilization Process unless we have allocated a portion of your Contract Value to the Designated Investment Option through the Portfolio Stabilization Process and you subsequently transfer the balance of your Contract Value to the Qualifying Designated Investment Option(s). In that case, we will transfer from the Designated Investment Option the portion of your Contract Value allocated to that option. We will reallocate this amount to the Qualifying Designated Investment Option(s) in proportion to the Contract Value allocated to those Investment Options.

We will apply the Portfolio Stabilization Process on a Business Day after all other transactions have been applied to your Contract for that Business Day. As a result, the formula may reallocate amounts that you have transferred to an Investment Option or allocated to an Investment Option through a Payment.


ICC11-BR001Q.11                         6                                 Nation

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENT OPTIONS

We reserve the right to add or delete Investment Options subject to compliance with applicable law. We may also change the designation of Investment Options as either a Designated Investment Option or a Qualifying Designated Investment Option. We may establish different Designated Investment Options for different classes of Owners and different annuity contracts that we offer. We may limit certain Investment Options for new Payments or transfers however previous allocations to such Investment Options will not be affected.

ALTERNATE ANNUITY OPTION

The Alternate Annuity Option described in this provision will replace the Annuity Option listed on your Contract's Specifications Pages if this Rider is in effect on your Contract's Maturity Date. We reserve the right to revise the availability of this option to comply with federal Code or Treasury regulations or other applicable laws or regulations.

LIA WITH CASH REFUND: Under this option, we will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.

The annual amount of the annuity payments will equal the greater of

     (a) the Lifetime Income Amount provided by this Guaranteed Minimum Withdrawal Benefit, if any, or

     (b) the annual amount determined by applying the Contract Value to a Cash Refund Annuity Option on the guaranteed basis provided under the Contract. The Cash Refund Amount is the excess, if any, of the Contract Value at the Maturity Date over the sum of the annuity payments.

REPORTS

We provide you with periodic reports no less than frequently than annually including certain values listed in the General Provisions of your Contract. While this Rider is in effect, these periodic reports will also include the Benefit Base and, for reports on or after the Lifetime Income Date, the available Lifetime Income Amount. Prior to the Lifetime Income Date the periodic report will indicate the date the Lifetime Income Amount will be available with an option to contact the Company for a projection of the Lifetime Income Amount assuming no future Payments or withdrawals.

TERMINATION

This rider will terminate upon the earliest of:

     (a) the date a Death Benefit is payable and the Beneficiary takes the Death Benefit as a lump sum under the terms of the Contract; or

     (b)  the date an Annuity Option commences; or

     (c) the date the Contract Value, the Benefit Base and the LIA all equal zero; or

     (d)  the date there is no longer a Covered Person under this Rider; or

     (e)  termination of the Contract; or

     (f)  the date the Owner is changed or the Contract is assigned, unless

          (i) the new Owner is a guardian, a custodian or a trust established for the sole benefit of the previous Owner; or

          (ii) the new Owner is an individual and the previous Owner was a guardian, a custodian or a trust established for the sole benefit of that individual; or

          (iii) the change is from one guardian, custodian or trust established for the sole benefit of an individual to another guardian, custodian or trust established for the sole benefit of that individual; or

          (iv) the Ownership is transferred to the Owner's spouse following the death of the Owner; or.

          (v) the Contract is assigned to a guardian, a custodian or a trust established for the sole benefit of the previous Owner; or

          (vi) the assignment is for purposes of a tax qualified exchange..


ICC11-BR001Q.11                         7                                 Nation

At termination of this Rider, we will deduct a pro-rata share of the Rider Fee. Thereafter the Rider Fee will no longer apply.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)


[/s/ Emanuel Alves]

[Secretary]




ICC11-BR001Q.11                         8                                 Nation

                            Guaranteed Minimum Withdrawal Benefit Specifications

COVERED PERSON:                       [John Doe]
RIDER DATE:                           [05/01/2011]
LIFETIME INCOME DATE:                 [05/01/2015]

LIFETIME INCOME PERCENTAGE:           Age of Covered Person   Percentage
                                      ---------------------   ----------
                                      [59 1/2  - 64]             [4%]
                                      [65 and over]              [5%]

CREDIT PERIOD:                        First [10] Contract Years after the
                                      Rider Date [or most recent Step-Up]
                                      but not later than the Contract
                                      Anniversary following the Covered
                                      Person's [95th] birthday.

CREDIT PERCENTAGE:                    Age of Covered Person   Percentage
                                      ---------------------   ----------
                                      [64 and under]             [5%]
                                      [65 and over]              [6%]

STEP-UP DATE:                         Frequency      Beginning       Ending
                                      ------------   ---------       -----------
                                      [Every year]   [on the [1st]   [on the
                                                     Contract        Contract
                                                     Anniversary     Anniversary
                                                     following the   following
                                                     Rider Date.]    the [oldest
                                                                     Covered
                                                                     Person's]
                                                                     [95th]
                                                                     birthday.]

MAXIMUM BENEFIT BASE:                 [$5,000,000]

ADDITIONAL PAYMENT LIMIT:             [$100,000]

MAXIMUM ADDITIONAL PAYMENT AGE:       On or after the Covered Person's
                                      attained age [81]

MAXIMUM RIDER FEE PERCENTAGE:         [1.50%]

RIDER FEE PERCENTAGE:                 [1.00%]

                                      The Rider Fee Percentage is not
                                      guaranteed. We may change it after the
                                      Rider Fee Guarantee Period as
                                      described in the Rider Fee provision.
                                      The Rider Fee Percentage will not
                                      exceed the Maximum Rider Fee
                                      Percentage.

RIDER FEE GUARANTEE PERIOD            [Two Contract Years]

SETTLEMENT LIMIT                      [$1,000]


ICC11-BR001Q.11                         9                                 Nation

Portfolio Stabilization Process

DESIGNATED INVESTMENT OPTION              [Bond PS]

QUALIFYING DESIGNATED INVESTMENT OPTION   [Ultra Short Term Bond]

MONTHLY ANNIVERSARY                       The day in each calendar month that is
                                          the same day of the month as the
                                          Contract Date. If that day is not a
                                          Business Day, the Monthly Anniversary
                                          will be the next Business Day. If the
                                          Monthly Anniversary is on the 29th,
                                          30th or 31st, then for any month that
                                          does not include those dates, the
                                          Monthly Anniversary will be the first
                                          Business Day of the following month.

REFERENCE (RV)                            An amount used as a reference point to
                                          monitor changes in Contract Value for
                                          purposes of this Portfolio
                                          Stabilization Process. The Reference
                                          Value is initially set equal to the
                                          Contract Value on the Contract Date.
                                          We will reset the Reference Value on
                                          each Monthly Anniversary to equal the
                                          greater of (a) the current Reference
                                          Value or (b) the Contract Value on
                                          that day.

                                          Additional Payments prior to the
                                          Lifetime Income Date increase the
                                          Reference Value by the amount of the
                                          Additional Payment. Additional
                                          Payments on or after the Lifetime
                                          Income Date increase the Reference
                                          Value by the excess, if any, of the
                                          Additional Payment over any withdrawal
                                          since the later of

                                          (a) the Lifetime Income Date, or

                                          (b) the later of:

                                             (i)  the date of an Additional
                                                  Payment that increased the
                                                  Reference Value, or

                                             (ii) The date of a reduction in the
                                                  Reference Value

                                          The Reference Value is not adjusted
                                          for withdrawals that are less than or
                                          equal to the LIA. Excess Withdrawals,
                                          including all withdrawals prior to the
                                          Lifetime Income Date, will reduce the
                                          Reference Value in the same proportion
                                          as the amount of the withdrawal
                                          divided by the Contract Value prior to
                                          the withdrawal.

REFERENCE VALUE BAND (RVB)                A measure of the change in Contract
                                          Value relative to the Reference Value.
                                          RVB is equal to ((a) - (b)) divided by
                                          (c) where:

                                          (a) Is the minimum of the Contract
                                              Value or [92.5]% of the Reference
                                              Value;

                                          (b) Is the minimum of the Contract
                                              Value or [80]% of the Reference
                                              Value; and

                                          (c) Is [2.5]% of the Reference Value

                                          The value of RVB is truncated to a
                                          whole integer and will equal [0, 1, 2,
                                          3, 4 or 5].

The Target Designated Investment Option Allocation formula below will be applied to determine the portion of the Contract Value, if any, that must be allocated to the Designated Investment Option on:

     (a)  any Business Day that RVB is less than RVB(a);

     (b) any Business that is the [fifth] consecutive Business Day that RVB is greater than RVB(a);

     (c) any Business Day on which there is an Additional Payment or a transfer among investment options; and

     (d)  the Monthly Anniversary if RVB is equal to 0.

On the Contract Date, we will set RVBa equal to the value of RVB calculated on that day. Thereafter RVBa will be reset to the value of RVB on any day that the Target Designated Investment Option Allocation formula is applied


ICC11-BR001Q.11                        10                                Nation
as described above. If the Target Designated Investment Allocation formula is applied as a result of (b) above, RVBa will be set equal to minimum value of RVB over the previous five Business Days.

TARGET DESIGNATED INVESTMENT ALLOCATION   The sum of (a) plus (b) minus (c)
                                          minus (d) where:

                                          (a) Is the minimum of the Contract
                                              Value or [80]% of RV

                                          (b) Is RVB multiplied by [2.5]% of RV

                                          (c) Is [20] divided by WAEAF
                                              multiplied by the minimum of the
                                              Contract Value or [80]% of RV

                                          (d) Is RVB multiplied by [2.5]% of RV
                                              multiplied by F.

WEIGHTED ASSUMED EQUITY ALLOCATION        The weighted average of the Assumed
FACTOR (WAEAF)                            Equity Allocation Factors assigned to
                                          each available Investment Option
                                          excluding the Designated Investment
                                          Option and the Qualifying Designated
                                          Investment Option. The weighted
                                          average is based on the portion of
                                          your Contract Value allocated to each
                                          of these Investment Options.

                                                                       ASSUMED
                                                                        EQUITY
                                                                      ALLOCATION
                                          INVESTMENT OPTION             FACTOR
                                          -------------------------   ----------
                                          [Lifestyle Growth PS        70
                                          Lifestyle Balanced PS       50
                                          Lifestyle Moderate PS       40
                                          Lifestyle Conservative PS   20]

                                          The Assumed Equity Allocation Factor
                                          for an Investment Option is assigned
                                          at issue of the Rider and will not
                                          change while the Rider is in effect.
                                          If we make additional Investment
                                          Options available after the Rider is
                                          issued, the Assumed Equity Allocation
                                          Factor, if any, for those additional
                                          Investment Options will be assigned
                                          when they are first made available and
                                          will not change while the Rider is in
                                          effect.

 FACTOR (F)                               [32]x WAEF-[540] + RVB x (WAEF -[20])
                                          -------------------------------------
                                                       [5] x WAEF


ICC11-BR001Q.11                        11                                 Nation